GALLOP, JOHNSON & NEUMAN, L.C.
                            Interco Corporate Tower
                                 101 S. Hanley
                              St. Louis, MO 63105

                                 March 14, 1997

PowerTrader, Inc.
Suite 591
885 Dunsmuir Street
Vancouver, British Columbia
Canada  V6C 1N5

         Re:      Registration Statement on Form SB-2 (File No. 333-20121)

Ladies and Gentlemen:

         We have acted as counsel for PowerTrader, Inc., a Delaware corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form SB-2, File No. 333-20121 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to up to 1,700,000 Units to be sold by the Company, each consisting of one share of common stock of the Company, $0.01 par value per share (the "Common Stock") and a warrant to purchase one additional share of Common Stock (the "Warrant") and up to 595,000 shares of Common Stock to be sold by certain of the stockholders of the Company (the "Selling Stockholders").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, Bylaws, resolutions adopted by the Board of Directors and stockholders of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based solely on the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

PowerTrader, Inc.
March 14, 1997
Page 2

         2. The Units, and the Common Stock and Warrants comprising the Units, being offered by the Company, if sold and issued in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.

         3. The Common Stock issuable upon exercise of the Warrants, if issued in accordance with the Warrant Agreement attached as an exhibit to the Registration, will be validly issued and outstanding and will be fully paid and non-assessable.

         4. The Common Stock being offered by each of the Selling Stockholders will be validly issued and outstanding and will be fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the securities sold.

                                           Very truly yours,



                                           /s/ GALLOP, JOHNSON & NEUMAN, L.C.